Exhibit 99.1

NEWS

CONTACT:	John E. Peck
President and CEO
(270) 885-1171

HOPFED BANCORP, INC. REPORTS FOURTH QUARTER RESULTS

HOPKINSVILLE, Ky. (January 29, 2016) – HopFed Bancorp, Inc. (NASDAQ: HFBC) (the “Company”), the holding company for Heritage Bank USA, Inc. (the “Bank”), today reported results for the three and twelve month periods ended December 31, 2015. For the three month period ended December 31, 2015, the Company’s net income was $656,000, or $0.10 per share, basic and diluted. For the three month period ended December 31, 2014, the Company’s net loss was $1.0 million, or ($0.14) per share, basic and diluted. For the twelve month period ended December 31, 2015, the Company’s net income was $2.4 million, or $0.38 per share, basic and diluted. For the twelve month period ended December 31, 2014, the Company’s net income was $2.2 million, or $0.30 per share, basic and diluted.

Commenting on the fourth quarter results, John E. Peck, President and Chief Executive Officer, said, “The Company experienced loan growth of $17.1 million for the year ended December 31, 2015. The Company’s loan growth came almost exclusively from the Nashville, Tennessee loan production office, with $15.4 million in loans outstanding at December 31, 2015.

Mr. Peck continued, “In the fourth quarter of 2015, the Company’s deposit growth was strong due to increases in interest bearing checking accounts. In January and February of 2016, our scheduled maturities of time deposits include $52.4 million that have a weighted average cost of 2.52%. We will seek to retain a significant portion of these accounts at current market rates. The Company has increased its liquidity levels at December 31, 2015, providing us the opportunity to remain disciplined in our deposit pricing during the first two months of 2016.”

Financial Highlights

•	At December 31, 2015, the Company’s tangible book value was $13.87 per share and tangible common equity ratio was 9.70%. The Company’s tangible book value and common equity ratio computations do not include 546,413 unallocated shares of common stock held by the Company’s ESOP.

•	The Bank’s estimated Tier 1 Leverage Ratio and Total Risk Based Capital Ratio at December 31, 2015, were 10.72% and 17.12%, respectively. The Company’s consolidated Tier 1 Leverage Ratio and Total Risk Based Capital Ratio at December 31, 2015, were 10.90% and 17.25%, respectively.

•	The Company purchased 47,202 shares of its common stock in the quarter at a weighted average price of $11.76 per share. For the twelve month period ended December 31, 2015, the Company purchased 907,505 shares of its common stock at a weighted average price of $13.14 per share. During 2015, the Company reissued 600,000 shares of common stock at $13.14 to establish an employee stock ownership plan. At December 31, 2015, the Company holds a total of 1,085,888 shares of treasury stock at a weighted average cost of $12.46 per share.

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HFBC Reports Fourth Quarter Results

January 29, 2016

Asset Quality

At December 31, 2015, the Company’s level of non-accrual loans totaled $7.4 million, as compared to $3.2 million at December 31, 2014. A summary of non-accrual loans at December 31, 2015, and December 31, 2014, is as follows:

	December 31, 2015	December 31, 2014
	(Dollars in Thousands)

One-to-four family mortgages	$2,234	$1,501
Home equity line of credit	48	—
Junior lien	—	—
Multi-family	1,968	95
Construction	—	—
Land	1,553	215
Non-residential real estate	247	1,159
Farmland	166	115
Consumer loans	8	—
Commercial loans	1,198	90

Total non-accrual loans	$7,422	$3,175

At December 31, 2015, non-accrual loans plus other real estate and other assets owned totaled $9.2 million, or 1.01% of total assets. At December 31, 2014, non-accrual loans plus other real estate and other assets owned totaled $5.1 million, or 0.55% of total assets. A summary of the activity in other real estate owned for the twelve month period ended December 31, 2015, is as follows:

	Activity During 2015
	Balance			Reduction	Gain (Loss)	Balance
	12/31/2014	Foreclosures	Proceeds	in Values	on Sale	12/31/2015
	(Dollars in Thousands)
One-to-four family mortgages	$159	105	(194)	—	(15)	$55
Land	1,768	—	(124)	—	(701)	943
Non-residential real estate	—	738	—	—	—	738

Total	$1,927	843	(318)	—	(716)	$1,736

A summary of the activity in loans classified as TDRs for the twelve month period ended December 31, 2015, is as follows:

	Balance at 12/31/14	New TDR	Loss or Foreclosure	Loan Amortization	Removed from (Taken to) Non-accrual	Balance 12/31/15
	(Dollars in Thousands)

Non-residential real estate	$3,284	2,265	—	(14)	—	$5,535

Total performing TDR	$3,284	2,265	—	(14)	—	$5,535

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HFBC Reports Fourth Quarter Results

January 29, 2016

Asset Quality (continued)

At December 31, 2015, the Company’s level of loans classified as substandard was $28.1 million as compared to $37.4 million at December 31, 2014. At December 31, 2015, the Company’s classified loan to risk-based capital ratio was 27.8%. The Company’s specific reserve for impaired loans was $630,000 at December 31, 2015, and $1.5 million at December 31, 2014. A summary of the level of classified loans at December 31, 2015, is as follows:

December 31, 2015	Pass	Special Mention	Impaired Loans Substandard	Doubtful	Total	Specific Allowance for Impairment	Allowance for Performing Loans
	(Dollars in Thousands)
One-to-four family mortgages	$142,729	41	3,229	—	145,999	60	970
Home equity line of credit	33,475	—	169	—	33,644	—	201
Junior liens	1,720	35	16	—	1,771	—	8
Multi-family	21,644	—	3,081	—	24,725	138	89
Construction	34,878	—	—	—	34,878	—	377
Land	11,794	41	10,618	—	22,453	69	1,310
Non-residential real estate	138,420	2,489	8,357	—	149,266	134	1,005
Farmland	41,917	—	329	—	42,246	—	358
Consumer loans	20,123	—	201	—	20,324	49	309
Commercial loans	84,317	352	2,074	—	86,743	180	443

Total	$531,017	2,958	28,074	—	562,049	630	5,070

Net Interest Income

For the three month periods ended December 31, 2015, and December 31, 2014, the Company’s net interest income was $6.3 million, respectively, as compared to $6.4 million for the three month period ended September 30, 2015.

For the three month period ended December 31, 2015, the Company’s net interest margin was 3.21%, as compared to 3.06% for the three month period ended December 31, 2014, and 3.22% for the three month period ended September 30, 2015. The slight decline in linked quarter net interest income and net interest margin was largely the result of the accumulation of cash balances due to an increase in interest bearing checking accounts during the month of December 2015 and the Company’s desire to hold more cash on hand at year end due to the high level of time deposit maturities in the first two months of 2016.

For the twelve month period ended December 31, 2015, the Company’s net interest income was $26.6 million, as compared to $25.8 million for the twelve month period ended December 31, 2014. For the twelve month period ended December 31, 2015, the Company’s interest expense was $6.6 million as compared to $8.9 million for the twelve month period ended December 31, 2014. For the twelve month period ended December 31, 2015, the Company’s net interest margin was 3.36%, as compared to 3.08% for the twelve month period ended December 31, 2014.

HFBC Reports Fourth Quarter Results

January 29, 2016

Non-interest Income

Non-interest income for the three month periods ended December 31, 2015, September 30, 2015, and December 31, 2014, was $1.9 million, respectively. For the twelve month period ended December 31, 2015, non-interest income was $7.6 million, a decline of $240,000 as compared to the twelve month period ended December 31, 2014.

For the three and twelve month periods ended December 31, 2015, service charge income was $741,000 and $2.9 million, respectively. This represents a decline of $108,000 and $429,000, respectively, as compared to the three and twelve month periods ended December 31, 2014. The decline in service charge fee income is occurring despite the continued growth of the Company’s non-interest deposit account base and is largely the result of mandated regulatory changes. For the three month period ended December 31, 2015, as compared to the three month period ended December 31, 2014, the decline in service charge income was partially offset by a $98,000 increase in mortgage origination income and a $109,000 increase in gains on the sale of securities. For the three month period ended December 31, 2015, financial services income was $146,000, a decline of $97,000 as compared to the three month period ended December 31, 2014, as instability in the financial markets may have muted demand for products offered by our wealth management division. On a linked quarter basis, the changes in the non-interest income results were minor in nature, with the total decline in non-interest income of $51,000.

For the twelve month period ended December 31, 2015, mortgage origination income was $1.2 million, as compared $719,000 for the twelve month period ended December 31, 2014, despite higher market interest rates. At the same time, financial services income declined from $980,000 for the twelve month period ended December 31, 2014, to $685,000 for the twelve month period ended December 31, 2015.

Non-interest Expense

On a linked quarter basis, the Company’s non-interest expenses declined by $425,000, largely the result of the $298,000 reduction in payroll expense and a $97,000 reduction in expenses related to other real estate owned. On a linked quarter basis, the reduction in payroll expenses is largely the result of decline in the cost of our self-funded health insurance benefits, a small reduction in staffing levels and the seasonality factors.

For the three month period ended December 31, 2015, non-interest expenses were $7.1 million, as compared to $11.6 million for the three month period ended December 31, 2014. In the three month period ended December 31, 2014, the Company incurred a $2.5 million charge for the early retirement of FHLB debt and a $1.8 million loss on the sale of a loan. For the three month period ended December 31, 2015, salaries and benefit expenses were $3.7 million, as compared to $3.9 million for the three month period ended December 31, 2014.

For the twelve month period ended December 31, 2015, non-interest expenses were $30.4 million, as compared to $33.9 million for the twelve month period ended December 31, 2014. For the twelve month period ended, December 31, 2015, the Company experienced the following significant increases in operating expenses as compared to the twelve month period ended December 31, 2014:

• Salary and benefits	$588,000	3.9%
• Professional services	$175,000	13.1%
• Loss on real estate owned	$508,000	244.2%

Increases in compensation expenses for the twelve month period ended December 31, 2015, as compared to the twelve month period ended December 31, 2014, the result of the full year establishment of a loan production office in Nashville, Tennessee and higher commissions paid to secondary market lender that resulted in higher gross revenue on the sale of mortgage loans.

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HFBC Reports Fourth Quarter Results

January 29, 2016

Balance Sheet

At December 31, 2015, consolidated assets were $903.2 million, a decline of $32.6 million as compared to December 31, 2014. At December 31, 2015, the Company experienced a $17.2 million decrease in time deposits, a $10.0 million increase in non-interest bearing deposits, a $19.0 million decrease in FHLB borrowings, a $14.3 million increase in cash and cash equivalents, a $66.4 million decrease in securities available for sale and a $17.1 million increase in net loan balances as compared to December 31, 2014.

The Company

Prior to June 5, 2013, HopFed Bancorp, Inc. was a federally chartered savings and loan holding company with Heritage Bank as its wholly owned thrift subsidiary. On June 5, 2013, Heritage Bank’s legal name was changed to Heritage Bank USA, Inc., and its charter was converted to a Kentucky state chartered commercial bank with the Kentucky Department of Financial Institutions and the Federal Deposit Insurance Corporation as its regulators. Also on June 5, 2013, HopFed Bancorp, Inc. became a non-member federally chartered commercial bank holding company regulated by the Federal Reserve Board. HopFed Bancorp, Inc. is the holding company for Heritage Bank USA, Inc. headquartered in Hopkinsville, Kentucky. The Bank has eighteen offices in western Kentucky and middle Tennessee and a loan production office in Nashville, Tennessee. The Company has two additional operating divisions including Heritage Bank Wealth Management of Murray, Kentucky, Hopkinsville, Kentucky, Kingston Springs, Tennessee and Clarksville, Tennessee, which offers a broad line of financial services. Heritage Bank Mortgage Services of Clarksville, Tennessee, offers long term fixed rate 1- 4 family mortgages loans that are originated for the secondary market in all communities in the Company’s general market area. The Bank offers a broad line of banking and financial products and services with the personalized focus of a community banking organization. More information about HopFed Bancorp and Heritage Bank USA, Inc. may be found at our website www.bankwithheritage.com.

Forward-Looking Information

Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risk, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on the Company’s operating results, performance or financial condition are competition and the demand for the Company’s products and services, and other factors as set forth in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Certain tabular presentations may not reconcile because of rounding.

HFBC Reports Fourth Quarter Results

January 29, 2016

HOPFED BANCORP, INC.

Consolidated Condensed Balance Sheets

(Dollars in thousands)

	December 31, 2015	December 31, 2014
	(unaudited)
Assets

Cash and due from banks	$46,926	$34,389
Interest-earning deposits	7,772	6,050

Cash and cash equivalents	54,698	40,439
Federal Home Loan Bank stock, at cost	4,428	4,428
Securities available for sale	237,177	303,628
Loans held for sale	2,792	1,444
Loans receivable, net of allowance for loan losses of $5,700 at December 31, 2015, and $6,289 at December 31, 2014	556,349	539,264
Accrued interest receivable	4,139	4,576
Real estate and other assets owned	1,736	1,927
Bank owned life insurance	10,319	9,984
Premises and equipment, net	24,034	22,940
Deferred tax assets	2,642	2,261
Intangible asset	—	33
Other assets	4,840	4,861

Total assets	$903,154	$935,785

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest-bearing accounts	$125,070	$115,051
Interest-bearing accounts:
Interest-bearing checking accounts	203,779	186,616
Savings and money market accounts	95,893	97,726
Other time deposits	314,664	331,915

Total deposits	739,406	731,308

Advances from Federal Home Loan Bank	15,000	34,000
Repurchase agreements	45,770	57,358
Subordinated debentures	10,310	10,310
Advances from borrowers for taxes and insurance	614	513
Dividends payable	287	301
Accrued expenses and other liabilities	4,137	3,593

Total liabilities	815,524	837,383

This information is preliminary and based on Company data available at the time of the presentation.

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HFBC Reports Fourth Quarter Results

January 29, 2016

HOPFED BANCORP, INC.

Consolidated Condensed Balance Sheets, Continued

(Dollars in thousands)

	December 31, 2015	December 31, 2014
	(unaudited)

Stockholders’ equity:
Preferred stock, par value $0.01 per share; authorized - 500,000 shares; no shares issued and outstanding at December 31, 2015, and December 31, 2014	—	—
Common stock, par value $.01 per share; authorized 15,000,000 shares; 7,951,699 issued and 6,865,811 outstanding at December 31, 2015, and 7,949,665 issued and 7,171,282 outstanding at December 31, 2014	79	79
Additional paid-in-capital	58,604	58,466
Retained earnings	47,124	45,729
Treasury stock- common (at cost, 1,085,888 shares at December 31, 2015, and 778,383 shares at December 31, 2014)	(13,471)	(9,429)
Unallocated ESOP shares (at cost, 546,413 at December 31, 2015, and no shares at December 31, 2014)	(7,180)	—
Accumulated other comprehensive income, net of taxes	2,474	3,557

Total stockholders’ equity	87,630	98,402

Total liabilities and stockholders’ equity	$903,154	$935,785

This information is preliminary and based on Company data available at the time of the presentation.

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HFBC Reports Fourth Quarter Results

January 29, 2016

HOPFED BANCORP, INC.

Consolidated Condensed Statements of Income

(Dollars in thousands)

Unaudited

	For the Three Month Periods		For the Twelve Month Periods
	Ended December 31,		Ended December 31,
	2015	2014	2015	2014
Interest income:
Loans receivable	$6,405	6,282	25,300	26,025
Securities available for sale - taxable	1,196	1,513	6,149	6,548
Securities available for sale - nontaxable	384	492	1,651	2,081
Interest-earning deposits	11	7	22	26

Total interest income	7,996	8,294	33,122	34,680

Interest expense:
Deposits	1,280	1,290	5,031	5,603
Advances from Federal Home Loan Bank	83	373	289	1,665
Repurchase agreements	123	152	491	874
Subordinated debentures	186	186	739	737

Total interest expense	1,672	2,001	6,550	8,879

Net interest income	6,324	6,293	26,572	25,801
Provision for loan losses	291	(1,500)	1,051	(2,273)

Net interest income after provision for loan losses	6,033	7,793	25,521	28,074

Non-interest income:
Service charges	741	849	2,925	3,354
Merchant card income	288	275	1,130	1,075
Mortgage origination revenue	310	212	1,175	719
Gain on sale of securities	139	30	691	578
Income from bank owned life insurance	83	81	335	307
Financial services commission	146	243	685	980
Other operating income	178	214	661	827

Total non-interest income	1,885	1,904	7,602	7,840

This information is preliminary and based on Company data available at the time of the presentation.

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HFBC Reports Fourth Quarter Results

January 29, 2016

HOPFED BANCORP, INC.

Consolidated Condensed Statements of Income, Continued

(Dollars in thousands, except share and per share data)

(Unaudited)

	For the Three Month Periods Ended December 31,		For the Twelve Month Periods Ended December 31,
	2015	2014	2015	2014
Non-interest expenses:
Salaries and benefits	$3,662	3,854	15,810	15,222
Occupancy	799	719	3,077	3,217
Data processing	711	693	2,827	2,887
State bank tax	259	346	1,018	1,336
Intangible amortization	1	16	33	97
Professional services	329	306	1,506	1,331
Deposit insurance and examination	183	162	586	724
Advertising	319	318	1,302	1,341
Postage and communications	149	154	577	577
Supplies	163	168	527	627
Loss on disposal of equipment	1	—	1	—
Loss on real estate owned	—	48	716	208
Real estate owned expense	105	73	511	266
Loss on sale of loan	—	1,781	—	1,781
Other operating expenses	447	2,944	1,894	4,302

Total non-interest expense	7,128	11,582	30,385	33,916

Income (loss) before income tax	790	(1,885)	2,738	1,998
Income tax expense (benefit)	134	(852)	334	(201)

Net income (loss)	$656	(1,033)	2,404	2,199

Net income (loss) per share:
Basic	$0.10	($0.14)	$0.38	$0.30

Diluted	$0.10	($0.14)	$0.38	$0.30

Dividend per share	$0.04	$0.04	$0.16	$0.16

Weighted average shares outstanding - basic	6,328,324	7,165,957	6,372,277	7,306,078

Weighted average shares outstanding - diluted	6,328,324	7,165,957	6,372,277	7,306,078

This information is preliminary and based on Company data available at the time of the presentation.

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HFBC Reports Fourth Quarter Results

January 29, 2016

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands)

	For the Three Months Ended		Change from Prior Quarter
	12/31/2015	9/30/2015

Interest income:
Loans receivable	$6,405	6,374	31
Securities available for sale - taxable	1,196	1,237	(41)
Securities available for sale - nontaxable	384	398	(14)
Interest-earning deposits	11	3	8

Total interest income	7,996	8,012	(16)

Interest expense:
Deposits	1,280	1,246	34
Advances from Federal Home Loan Bank	83	71	12
Repurchase agreements	123	130	(7)
Subordinated debentures	186	186	—

Total interest expense	1,672	1,633	39

Net interest income	6,324	6,379	(55)
Provision for loan losses	291	275	16

Net interest income after provision for loan losses	6,033	6,104	(71)

Non-interest income:
Service charges	741	750	(9)
Merchant card income	288	286	2
Mortgage orgination revenue	310	345	(35)
Gain on sale of securities	139	103	36
Income from bank owned life insurance	83	108	(25)
Financial services commission	146	186	(40)
Other operating income	178	158	20

Total non-interest income	1,885	1,936	(51)

This information is preliminary and based on Company data available at the time of the presentation.

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HFBC Reports Fourth Quarter Results

January 29, 2016

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands, except share and per share data)

	For the Three Months Ended		Change from Prior Quarter
	12/31/2015	9/30/2015

Non-interest expenses:
Salaries and benefits	$3,662	3,960	(298)
Occupancy	799	788	11
Data processing	711	724	(13)
Franchise and deposit tax	259	260	(1)
Intangible amortization	1	—	1
Professional services	329	380	(51)
Deposit insurance and examination	183	135	48
Advertising	319	337	(18)
Postage and communications	149	162	(13)
Supplies	163	107	56
Loss on disposal of equipment	1	—	1
Loss on real estate owned	—	(18)	18
Real estate owned expense	105	202	(97)
Other operating expenses	447	516	(69)

Total non-interest expense	7,128	7,553	(425)

Income before income tax expense	790	487	303
Income tax expense	134	(23)	157

Net income	$656	$510	$146

Net income per share:

Basic	$0.10	$0.08	$0.02

Diluted	$0.10	$0.08	$0.02

Dividend per share	$0.04	$0.04

Weighted average shares outstanding - basic	6,328,324	6,359,556

Weighted average shares outstanding - diluted	6,328,324	6,359,556

This information is preliminary and based on Company data available at the time of the presentation.

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HFBC Reports Fourth Quarter Results

January 29, 2016

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands, except share and per share data)

The table below adjusts tax-free investment income for the twelve month periods ended December 31, 2015, and December 31, 2014, by $813 and $1,016 respectively, for a tax equivalent rate using a cost of funds rate of 1.00% for the twelve month period ended December 31, 2015, and 1.20% for the twelve month period ended December 31, 2014. The table adjusts tax-free loan income by $22 and $13 respectively, for twelve month periods ended December 31, 2015, and December 31, 2014, respectively, for a tax equivalent rate using the same cost of funds rate:

	Average Balance 12/31/2015	Income & Expense 12/31/2015	Average Rates 12/31/2015	Average Balance 12/31/2014	Income & Expense 12/31/2014	Average Rates 12/31/2014

Loans	$552,265	$25,322	4.59%	$534,404	$26,038	4.87%
Investments AFS taxable	203,160	6,149	3.03%	262,154	6,548	2.50%
Investments AFS tax free	52,836	2,464	4.66%	64,393	3,097	4.81%
Federal funds	8,528	22	0.26%	10,461	26	0.25%

Total interest earning assets	816,789	33,957	4.16%	871,412	35,709	4.10%

Other assets	75,032			77,716

Total assets	$891,821			$949,128

Retail time deposits	$287,601	3,357	1.17%	$314,703	3,660	1.39%
Brokered deposits	33,288	378	1.14%	41,366	495	1.52%
Now accounts	194,432	1,105	0.57%	189,433	1,253	0.75%
MMDA and savings accounts	97,495	191	0.20%	95,174	195	0.18%
FHLB borrowings	17,279	289	1.67%	42,441	1,665	3.96%
Repurchase agreements	43,495	491	1.13%	45,823	874	1.91%
Subordinated debentures	10,310	739	7.17%	10,310	737	7.15%

Total interest bearing liabilities	683,900	6,550	0.96%	739,250	8,879	1.20%

Non-interest bearing deposits	113,350			104,911
Other non-interest bearing liabilities	3,865			4,855

Stockholders’ equity	90,706			100,112

Total liabilities and stockholders’ equity	$891,821			$949,128

Net change in interest earning assets and interest bearing liabilities		$27,407			$26,830

Interest rate spread			3.20%			2.90%

Net interest margin		3.36%			3.08%

This information is preliminary and based on Company data available at the time of the presentation.

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HFBC Reports Fourth Quarter Results

January 29, 2016

HOPFED BANCORP, INC.

Selected Financial Data

The table below adjusts tax-free investment income for the three month periods ended December 31, 2015, and December 31, 2014, by $189 and $230, respectively, for a tax equivalent rate using a cost of funds rate of 1.00% for the three month period ended December 31, 2015, and 1.12% for the three month period ended December 31, 2014. The table adjusts tax-free loan income by $8 for three month period ended December 31, 2015, and $4 for the three month period ended December 31, 2014, respectively, for a tax equivalent rate using the same cost of funds rate:

	Average Balance 12/31/2015	Income & Expense 12/31/2015	Average Rates 12/31/2015	Average Balance 12/31/2014	Income & Expense 12/31/2014	Average Rates 12/31/2014

Loans	$559,423	$6,413	4.59%	$530,313	$6,286	4.74%
Investments AFS taxable	186,659	1,196	2.56%	251,178	1,513	2.41%
Investments AFS tax free	49,780	573	4.60%	61,706	722	4.68%
Federal funds	15,635	11	0.28%	9,477	7	0.30%

Total interest earning assets	811,497	8,193	4.04%	852,674	8,528	4.00%

Other assets	82,070			78,608

Total assets	$893,567			$931,282

Retail time deposits	$282,985	841	1.19%	$298,960	874	1.17%
Brokered deposits	35,013	99	1.13%	37,690	94	1.00%
Now accounts	195,141	295	0.60%	186,772	272	0.58%
MMDA and savings accounts	99,698	45	0.18%	97,106	50	0.21%
FHLB borrowings	17,174	83	1.93%	40,871	373	3.65%
Repurchase agreements	42,810	123	1.15%	43,026	152	1.41%
Subordinated debentures	10,310	186	7.22%	10,310	186	7.22%

Total interest bearing liabilities	683,131	1,672	0.98%	714,735	2,001	1.12%

Non-interest bearing deposits	116,769			110,249
Other non-interest bearing liabilities	4,347			6,950

Stockholders’ equity	89,320			99,348

Total liabilities and stockholders’ equity	$893,567			$931,282

Net change in interest earning assets and interest bearing liabilities		$6,521			$6,527

Interest rate spread			3.06%			2.88%

Net interest margin		3.21%			3.06%

This information is preliminary and based on Company data available at the time of the presentation.

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